Exhibit 10.3

Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.

WARRANT AGREEMENT

Clean Energy Fuels Corp.,
a Delaware Corporation

Issue Date: December 12, 2023

1.            Definitions. Unless the context otherwise requires, when used herein, the following terms shall have the meanings indicated.

“10-Day VWAP” means, as of any date, the volume weighted average price per share (rounded to the nearest second decimal place) of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Warrantholder) from 9:30 a.m. (New York City time) on the Trading Day that is 10 Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Acquisition Transaction” means (a) any transaction or series of related transactions (including, for avoidance of doubt, any Business Combination) as a result of which any Person or Group (excluding the Warrantholder or any of its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; (b) any transaction or series of related transactions in connection with a Business Combination in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; (c) the individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board; (d) the sale of all or substantially all of the Company’s assets to another Person; (e) any other transaction constituting a “Change in Control,” “Change of Control” or other similar construct under any agreement governing the terms of the existing indebtedness for borrowed money of the Company (including, for the avoidance of doubt, under the Credit Agreement); (f) any merger of the Company in which the Company is not the surviving entity; or (g) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on The NASDAQ Global Select Market.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Warrantholder or any of its Affiliates (and vice versa).

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

“Appraisal Procedure” means a procedure in accordance with the American Institute of Certified Public Accounts, Inc. (“AICPA”) “VS Section 100 - Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” and such other associated AICPA guidance as is reasonable and applicable whereby two independent appraisers, each employed by firms nationally recognized for valuation expertise and each reasonably experienced in appraising the market value of securities of size in value and characteristics of the Warrant (each a “Qualified Appraiser”), one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its Qualified Appraiser within 15 days after the date that the Appraisal Procedure is invoked. If within 30 days after receipt by each party of the notices appointing the two Qualified Appraisers, such appraisers are unable to agree upon the amount in question, a third Qualified Appraiser shall be chosen within ten days after the end of such 30-day period by: (i) the mutual consent of such first two Qualified Appraisers; or (ii) if such two first Qualified Appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of Qualified Appraisers on the application of either of the first two Qualified Appraisers. If any Qualified Appraiser initially appointed shall, for any reason, be unable to serve, a successor Qualified Appraiser shall be appointed in accordance with the procedures pursuant to which the predecessor Qualified Appraiser was appointed. In the event a third Qualified Appraiser is appointed, the decision of such third Qualified Appraiser shall be given within 30 days after such Qualified Appraiser’s selection. If three Qualified Appraisers are appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then (a)  the determination of such appraiser shall be excluded, (b) the remaining two determinations shall be averaged, and (c) such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive upon the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by the Warrantholder. The Qualified Appraisers shall act as experts and not arbitrators.

“Assumed Payment Amount” has the meaning set forth in Section 11(iii).

“Attribution Parties” has the meaning set forth in Section 12(i).

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Owning” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance hereunder.

“Beneficial Ownership Limitation” has the meaning set forth in Section 12(ii).

“Board” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, sale of all or substantially all of the assets of the Company or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed.

“Cash Exercise” has the meaning set forth in Section 3(i).

“Cashless Exercise” has the meaning set forth in Section 3(i).

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the 10-Day VWAP immediately prior to the exercise date over (y) the Exercise Price, and (ii) the denominator of which is the 10-Day VWAP immediately prior to the exercise date.

“Chosen Courts” has the meaning set forth in Section 13.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” means Clean Energy Fuels Corp., a Delaware corporation.

“Company Benefit Plan” has the meaning set forth in Section 13(i)(F).

“Company Stock Plans” has the meaning set forth in Section 13(i)(G).

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) the Warrantholder shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

“conversion” has the meaning set forth in the definition of Equity Securities.

“Credit Agreement” means that certain Senior Secured First Lien Term Loan Credit Agreement, dated as of December 12, 2023, by and among Clean Energy, the Company, the lenders party thereto from time to time, and Stonepeak CLNE-L Opportunities Fund Holdings LP.

“Designated Company Office” has the meaning set forth in Section 3(i).

“DTC” means the Depository Trust Company.

“Equity Agreements” has the meaning set forth in Section 13(i)(A).

“Equity Awards” means equity awards issued to directors, officers, employees, advisors, or consultants of the Company in connection with their employment with or service to the Company, in each case authorized by the Board and issued pursuant to the Company Stock Plans or any other compensatory equity plan or contract of the Company, including any equity plans or contracts assumed by the Company pursuant to a merger, acquisition or similar transaction.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in any case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Transferee” means any Person whose primary business is in the natural gas vehicle fueling industry or in the renewable gas industry or any Affiliate of such Person; provided that (a) any Person that is an infrastructure investment fund, pension fund or similar investment fund or similar financial or institutional investor that is not actively engaged in the day–to-day management or operation of a renewable gas business shall not be an Excluded Transferee, and (b) if the Company has consented in writing to Transfer to an Excluded Transferee under Section 8.1(i), then such entity will not be considered a Excluded Transferee for the purposes of such Transfer.

“Exercisability Date” means December 12, 2025.

“Exercise Conditions” has the meaning set forth in Section 3(ii).

“Exercise Period” has the meaning set forth in Section 3(i).

“Exercise Price” means (i) $5.50 with respect to the first ten million Warrant Shares issuable upon exercise by the Warrantholder pursuant to this Warrant (the “$5.50 Warrant Shares”) and (ii) $6.50 with respect to the remaining ten million Warrant Shares issuable upon exercise by the Warrantholder pursuant to this Warrant (the “$6.50 Warrant Shares”).

“Expiration Time” has the meaning set forth in Section 3(i).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Warrantholder (which written notice shall include certified resolutions of the Board in respect thereof). If the Warrantholder objects in writing to the Board of Director’s calculation of fair market value within ten Business Days after receipt of written notice thereof, and the Warrantholder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either the Company or the Warrantholder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt the Fair Market Value of cash shall be the amount of such cash.

“fully diluted basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company (excluding any Equity Awards that have not settled, vested, been exercised or otherwise converted but including, for the avoidance of doubt, as of the date of this Warrant, the Warrant Shares).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The NASDAQ Global Select Market on such day. If the Common Stock or such security, as applicable, is not listed on The NASDAQ Global Select Market as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including without limitation the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industries in which the Company operates; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

“New Issuance” has the meaning set forth in Section 11(ii).

“Permitted Transactions” means issuances of (a) shares of Common Stock upon exercise of this Warrant; (b) shares of Common Stock issued pursuant to Equity Awards so long as such Equity Awards were granted after December 12, 2026 (“Permitted Equity Awards”); (c) shares of Common Stock issued upon exercise of any warrant issued by the Company and outstanding as of the date hereof, provided that, any such warrant is not amended after the date hereof to (x) increase the number of shares of Common Stock issuable thereunder or (y) other than pursuant to the prior written approval of Stonepeak, lower the exercise or conversion price thereof; (d) shares of Common Stock, options, or convertible securities issued (i) to persons in connection with a joint venture, strategic alliance, or other commercial relationship with such person (including persons that are customers, suppliers, and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital (in any such case pursuant to an arm’s length transaction with terms providing for aggregate consideration that in the good faith judgment of the Company’s management represents a reasonably estimated fair market value for such Common Stock) or (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets (in any such case pursuant to an arm’s length transaction with terms providing for aggregate consideration that in the good faith judgment of the Company’s management represents a reasonably estimated fair market value for such Common Stock); or (e) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis or in connection with an at-the-market offering and is registered with the Commission under the Securities Act (in any such case pursuant to an arm’s length transaction with terms providing for aggregate consideration that in the good faith judgment of the Company’s management represents a reasonably estimated fair market value for such Common Stock).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed on and quoted for trading, and which, as of the Issue Date is The NASDAQ Global Select Market.

“Qualified Appraiser” has the meaning set forth in the definition of “Appraisal Procedure.”

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated on or about the date hereof, between Stonepeak CLNE-W Holdings LP (“Stonepeak”) and the Company.

“Repurchases” means any transaction or series of related transactions to acquire by purchase or otherwise Equity Securities of the Company or any of its subsidiaries by the Company or any subsidiary thereof for a purchase price greater than the Market Price, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and in each case, whether for cash, Equity Securities of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property or assets (including Equity Securities, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, Repurchases as defined herein shall not include: (i) one or more purchases of Equity Securities of the Company or any Affiliate pursuant to any remaining portion (as of the date of this Warrant) of the $50 million share repurchase program (the “Company Share Repurchase Plan”) in existence as of the date hereof ($30 million having been approved by the Board on March 12, 2020 and an additional $20 million having been approved by the Board on December 7, 2021) pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act; or (ii) one or more purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and 2022, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission, in each case after December 31, 2021.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Share Delivery Date” has the meaning set forth in Section 4(i).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“Subject Adjustment” has the meaning set forth in Section 11(vi).

“Subject Record Date” has the meaning set forth in Section 11(vi).

“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Transaction Documents” means, collectively, this Warrant, the Credit Agreement, the Registration Rights Agreement and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

“Transfer” means, with respect to this Warrant, Warrant Shares or any of the rights or obligations set forth herein, any transfer, pledge, assignment or otherwise disposition thereof. Whenever any other word derived from “Transfer” is used in this Warrant, such derived word shall have the meaning correlative thereto.

“Warrant” means this Warrant.

“Warrant Shares” has the meaning set forth in Section 2.

“Warrantholder” means, in relation to the Warrant, the Person (or Persons) who is the holder (or holders) of such Warrant. The Warrantholder shall initially be Stonepeak.

2.            Number of Warrant Shares; Exercise Price. This certifies that, for value received, the Warrantholder or its permitted assigns or transferees is entitled, upon the terms hereinafter set forth, to acquire from the Company, in whole or in part, up to a maximum aggregate of 20,000,000 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to the Exercise Price. The Warrant Shares and Exercise Price are subject to adjustment and/or may be supplemented by or converted into other Equity Securities as provided herein, and all references to “Common Stock,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

3.            Exercise of Warrant; Term; Other Agreements; Book Entry; Cancelation.

(i)            Subject to the terms and conditions set forth in this Warrant, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time, from and after the Exercisability Date, but in no event later than 5:00 p.m., New York time, on June 15, 2032 (subject to extension pursuant to Section 3(ii), such time as extended if applicable, the “Expiration Time” and such period from the Exercisability Date through the Expiration Time, the “Exercise Period”), by (a) the surrender of this Warrant and the Notice of Exercise attached as Annex A hereto, duly completed and executed on behalf of the Warrantholder, to the Company in accordance with Section 18 (or such other office or agency of the Company in the United States as it may designate by notice to the Warrantholder in accordance with Section 18 hereof (the “Designated Company Office”)), and (b) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, either: (i) tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company, in the amount equal to the Exercise Price multiplied by the number of Warrant Shares thereby purchased (such manner of exercise, a “Cash Exercise”), or (ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in two or more parts, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in two or more parts, as applicable) (as if payment of the Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”); provided that such product shall be rounded to the nearest whole Warrant Share. The Company acknowledges that the provisions of clause (ii) of the preceding sentence are intended, in part, to ensure that a full or partial exchange of this Warrant will qualify as a conversion or exchange within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Act. At the request of the Warrantholder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 3 in order to accomplish such intent.

(ii)            Notwithstanding the foregoing, if at any time during the Exercise Period the Warrantholder is not able to exercise this Warrant in full as a result of there being insufficient Warrant Shares available for issuance or the lack of any required regulatory, corporate or other approval (including, for the avoidance of doubt, any approval required under the Antitrust Laws, if applicable) (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until sixty (60) days after such date as the Warrantholder is able to acquire all of the Warrant Shares without violating any Exercise Conditions.

(iii)            Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Warrantholder shall be entitled to receive from the Company, upon request, a new warrant of like tenor in substantially identical form to this Warrant for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares and the number of Warrant Shares as to which this Warrant has been exercised.

(iv)            The Company shall either (a) maintain itself or (b) cause its transfer agent to maintain, in each case, books for the original issuance and the transfer and exercises of the Warrant issuable in connection therewith, in each case in accordance with the terms hereof in book-entry form. If the Company maintains books for the Warrant, then (I) the Company agrees that it will accept instructions from the Warrantholder for the transfer and exercise of the Warrants, to the extent permitted hereby, and (II) the Company shall not require the delivery of the original Warrant or any copy thereof, in each case in certificated form, in connection with the transfer or exercise thereof. The Company shall be responsible for all fees and expenses with respect to maintaining the Warrant in book-entry form.

(v)            Notwithstanding anything to the contrary in the Credit Agreement, this Warrant may remain in effect subsequent to a termination of the Credit Agreement pursuant to its terms. Upon any such termination of the Credit Agreement, (i) any applicable terms and conditions of the Credit Agreement pertaining to this Warrant shall continue to govern this Warrant and (ii) the Exercisability Date shall be deemed to have occurred. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if the Warrantholder delivers to the Company a written, irrevocable commitment not to exercise this Warrant, then the Company shall have no obligation to issue, and the Warrantholder shall have no right to acquire, any unissued Warrant Shares under this Warrant.

4.            Issuance of Warrant Shares; Authorization; Listing; Cash Settlement.

(i)            The Company shall issue a certificate or certificates or book-entry or book-entries (in any such case at the election of the Warrantholder) for the Warrant Shares issued upon exercise of this Warrant on or before the second (2nd) Business Day following the date of exercise of this Warrant (the “Share Delivery Date”) in accordance with its terms in the name of the Warrantholder and shall deliver such certificate or certificates, or evidence of such book-entry or book-entries, to the Warrantholder. To the extent such Warrant Shares are otherwise permitted or required to be issued without a restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, in lieu of issuing a physical share certificate or book-entry, the Company’s transfer agent shall, if requested by the Warrantholder, use the DTC Fast Automated Securities Transfer Program to credit such aggregate number of Warrant Shares to which the Warrantholder is entitled pursuant to such exercise to the Warrantholder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. The Company shall be responsible for all fees and expenses of its transfer agent and all fees and expenses with respect to the issuance of Warrant Shares, if any, including without limitation for same day processing.

(ii)            The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Warrantholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Warrantholder’s delivery of the associated exercise price (or notice of cashless exercise) and the Notice of Exercise substantially in the form attached as Annex A hereto.

(iii)            The Company hereby represents and warrants that any Warrant Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by this Warrant, transfer restrictions arising as a matter of U.S. federal securities laws or created by or at the direction of the Warrantholder or any of its Affiliates). The Warrant Shares so issued shall be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates or book entries representing such Warrant Shares may not be actually delivered or made, as applicable, on such date or credited to the Warrantholder’s DTC account, as the case may be. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time). If at any time during the term of this Warrant (and, in particular, upon Warrantholder’s exercise of this Warrant), the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company shall, as promptly as practicable, take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes and, to the extent necessary and then applicable, to receive the approval of the Principal Trading Market on which Equity Securities of the Company are then listed, to list such shares of Common Stock. Warrantholder shall, in addition to any and all other rights and remedies that may be available to such Warrantholder at law (and, for avoidance of doubt, without in any way limiting the scope of Warrantholder’s rights under the Warrant, including (without limitation) Section 20 hereof), at equity or otherwise, be entitled to equitable relief, including the remedy of specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy, to compel the Company to increase its authorized but unissued shares of Common Stock upon such Warrantholder’s exercise of this Warrant, so as to permit such Warrantholder to exercise this Warrant.

(iv)            The Company hereby represents and warrants that, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the Principal Trading Market has been approved by such Principal Trading Market.

(v)            The Company hereby acknowledges that the exercise of this Warrant by the Warrantholder may subject the Company and/or the Warrantholder to the filing requirements of certain Antitrust Laws. The Company shall use its commercially reasonable efforts to timely prepare and submit, or to assist the Warrantholder in the timely preparation and submission of, as the case may be, any such filings. If any Antitrust Law or provision or restriction on ownership in the governing documents of the Company is or may become applicable to the transactions contemplated hereby, the Company shall grant such approvals and take all such actions as are reasonably necessary or advisable so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such law, provision or restriction.

5.            No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Securities or scrip representing fractional Warrant Shares or other Equity Securities shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares or other Equity Securities shall be rounded up or down, as the case may be, to the nearest whole Warrant Share or other Equity Securities, and the Warrantholder shall be entitled to receive such rounded number of Warrant Shares or other Equity Securities.

6.            No Rights as Shareholders; Transfer Books. Without limiting in any respect the provisions of the Credit Agreement and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder, in such capacity, to (i) consent to any action of the shareholders of the Company, (ii) receive notice of or vote at any meeting of the shareholders, (iii) receive notice of any other proceedings of the Company, (iv) receive cash dividends or similar distributions, and (v) exercise any other rights whatsoever, in any such case, as a stockholder of the Company prior to the date of exercise of this Warrant.

7.         Charges, Taxes, and Expenses. Issuance of this Warrant and issuance of Warrant Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue, registration or transfer tax, assessment or similar governmental charge (other than any such taxes, assessments or charges in respect of any transfer by the Warrantholder to another person occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes, assessments, charges and expenses shall be paid by the Company. The Company shall pay all reasonable out-of-pocket expenses of the Warrantholder, including reasonable and documented legal expenses, incurred by the Warrantholder in connection with the preparation of this Warrant and the Registration Rights Agreement.

8.            Transfer/Assignment.

(i)            Transfers. Subject to the applicable conditions referred to in the legend endorsed hereon and the other applicable provisions of this Warrant, the Warrantholder may Transfer at any time, in whole or in part, all or any portion of this Warrant or all or a portion of its Warrant Shares without the consent of the Company; provided, that the Warrantholder shall not Transfer any portion of this Warrant to an Excluded Transferee without the prior written consent of the Company. The Company will cooperate with such Warrantholder to facilitate the timely preparation and delivery of certificates, book-entry notations or DTC credits, as applicable, of Warrants and Warrant Shares to evidence a Transfer, including by promptly preparing or causing to be prepared any opinions, authorizations, certificates, directions and other documentation and information required by the Company’s transfer agent to effectuate such Transfer. Any Transfer pursuant to this Section 8(i) shall be implemented by surrendering this Warrant or any Warrant Shares to the Company at its principal executive offices with a duly executed and delivered instruments of Transfer in customary form and substance for such Transfer. The acceptance and execution of a new Warrant by the Transferee thereof shall be deemed the acceptance by such Transferee of all of the rights and obligations in respect of such Warrant that the Warrantholder has in respect of this Warrant, excluding, for the avoidance of doubt, the agreements and acknowledgements set forth in Section 14(ii) hereof. If any transfer taxes arise in connection with such Transfer, such transfer taxes shall be paid by the Transferee. Upon such surrender of the Warrant or Warrant Shares, the Company shall execute and deliver any new Warrants or Warrant Shares in the names of the Transferor and Transferees, as applicable, and in accordance with the denominations specified in such instrument of Transfer, and this Warrant or Warrant Shares shall automatically be cancelled, and the Company shall register the Transferees, and the Transferees shall be deemed to have become, and shall be treated for all purposes as, the holder of record of the new Warrants or Warrant Shares immediately upon issuance of the new Warrants or Warrant Shares to such Transferees.

(ii)            If and for so long as reasonably requested by the Company for purposes of compliance with applicable securities laws, except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement, any Warrant certificate or book-entry issued hereunder shall contain a legend in substantially the form of the legend endorsed hereon.

9.          Exchange and Registry of Warrant. This Warrant is exchangeable, subject to applicable securities laws, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Company shall maintain, or cause its transfer agent to maintain, a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the Designated Company Office, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.        Non-Business Day Extension. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

11.        Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 11 so as to result in duplication; provided further that all adjustments pursuant to this Section 11 shall be allocated (i) 50% to the $5.50 Warrant Shares and (ii) 50% to the $6.50 Warrant Shares.

(i)            Stock Splits, Subdivisions, Reclassifications, or Combinations. If the Company shall at any time or from time to time (a) declare, order, pay, or make a dividend or make a distribution on its Common Stock in additional shares of Common Stock, (b) split, subdivide, or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be proportionately adjusted so that the Warrantholder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination, or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

(ii)            Issuances of Equity Securities. If the Company shall at any time or from time to time after the Issue Date issue or commit pursuant to a definitive agreement to issue (x) Equity Awards that are initially issued as shares of Common Stock or shares of Common Stock that are issued pursuant to and giving effect to the settlement, vesting, exercise or conversion of any Equity Awards or (y) any other Equity Securities (in each case other than pursuant to a Permitted Transaction as contemplated by Section 11(xii)) (a “New Issuance”), then the number of Warrant Shares issuable upon the exercise of this Warrant held by the Warrantholder shall be increased to a number such that the percentage of the outstanding shares of Common Stock represented by the Warrant Shares on a fully diluted basis immediately prior to giving effect to such New Issuance shall be equal to the percentage of the outstanding shares of Common Stock represented by the Warrant Shares on a fully diluted basis immediately after giving effect to such New Issuance. Any adjustment made pursuant to this Section 11(ii) shall become effective immediately after the consummation of the New Issuance, other than any adjustment made in connection with any shares of Common Stock issued pursuant to the settlement, vesting, exercise or other conversion of Equity Awards (other than Permitted Equity Awards), which for administrative ease shall be calculated quarterly, as of the Company’s fiscal quarters end, on or before the date that is 45 days after the Company’s fiscal quarter end, or earlier if in connection with the exercise of this Warrant, and shall become effective on the date of such calculation. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 11(ii). The Company shall promptly provide all information requested by Warrantholder that is reasonably required to verify compliance with this Section 11(ii).

(iii)            Repurchases. If the Company shall at any time or from time to time effect Repurchases, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the date of first purchase of Equity Securities comprising such Repurchases by a fraction of which the numerator shall be (a) the product of (1) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (b) the Assumed Payment Amount, and of which the denominator shall be the product of (X) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Securities comprising such Repurchases minus the number of shares of Common Stock so repurchased and (Y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases. In such event, the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying such number of Warrant Shares by the quotient of (A) the Exercise Price in effect immediately prior to the first purchase of Equity Securities comprising such Repurchases divided by (B) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 11(iii). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(iv)            Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 11(i)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Warrantholder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than ten Business Days prior to the effectiveness thereof), (b) the Warrant Shares shall immediately become nonforfeitable, and subject to clause (c) below, become immediately exercisable upon consummation of such Acquisition Transaction or reclassification (notwithstanding that the date thereof may be prior to the Exercisability Date), and (c) solely in the event of an Acquisition Transaction that is a Business Combination or a reclassification, the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire, or, at the election of the Warrantholder, this Warrant shall be exchanged for, the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification. If an exercise of any portion of this Warrant is to be made in connection with an Acquisition Transaction, such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of such Acquisition Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition Transaction. In determining the kind and amount of stock, securities, or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder shall receive upon exercise of this Warrant. The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein (including, for the avoidance of doubt, an equitable adjustment to the Exercise Price to give effect to such Business Combination), and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

(v)          Rounding of Calculations; Minimum Adjustments. All calculations under this Section 11 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 11 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

(vi)          Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 11 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

(vii)            Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 11, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable after the event giving rise to the adjustment.

(viii)         Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 11 (but only if the action of the type described in this Section 11 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall provide written notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind, or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed. In case of all other actions, such notice shall be given at least ten days prior to the taking of such proposed action unless the Company reasonably determines in good faith that, given the nature of such action, the provision of such notice at least ten days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(ix)            Adjustment Rules. Any adjustments pursuant to this Section 11 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(x)            No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle the Warrantholder to an adjustment under this Section 11 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xi)            Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Company shall promptly take any and all action which may be necessary, including obtaining regulatory or other governmental, The NASDAQ Global Select Market, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 11.

(xii)            No Adjustment for Permitted Transactions. Notwithstanding anything in this Warrant to the contrary, no adjustment shall be made pursuant to this Section 11 in connection with any Permitted Transaction.

12.            Beneficial Ownership Limitation.

(i)            Notwithstanding anything in this Warrant to the contrary, the Company shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose Beneficial Ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the Commission, including any Group of which the Warrantholder is a member (the foregoing, “Attribution Parties”)) would Beneficially Own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant Beneficially Owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) Beneficially Owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 12, Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the Commission. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (Y) a more recent public announcement by the Company that is filed with the Commission, or (Z) a more recent notice by the Company or the Company’s transfer agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Warrantholder, the Company shall, within three Trading Days thereof, confirm in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder. The Company shall be entitled to rely on representations made to it by the Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation. The Warrantholder acknowledges that the Warrantholder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.

(ii)            The “Beneficial Ownership Limitation” shall initially be 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares pursuant to such Notice of Exercise (to the extent permitted pursuant to this Section 12); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Company, the Warrantholder may waive or amend the provisions of this Section 12 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 12 shall continue to apply. Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence. Notwithstanding the foregoing, at any time following notice of an Acquisition Transaction under Section 11(iv) with respect to an Acquisition Transaction that is pursuant to any tender offer or exchange offer (by the Company or another Person (other than the Warrantholder or any Affiliate of the Warrantholder)), the Warrantholder may waive or amend the Beneficial Ownership Limitation effective, at the election of the Warrantholder, either immediately upon written notice to the Company or upon (and conditioned on) consummation of such Acquisition Transaction, and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company.

(iii)            Notwithstanding the provisions of this Section 12, none of the provisions of this Section 12 shall restrict in any way the number of shares of Common Stock which the Warrantholder may have the right to receive or Beneficially Own in order to determine the amount of securities or other consideration that the Warrantholder may have the right to receive in the event of an Acquisition Transaction as contemplated in Section 11 of this Warrant.

13.        Additional Representations and Covenants of the Company.

(i)          Representations. The Company represents and warrants as of the date hereof to the Warrantholder that:

(A)            The Company has full corporate powers, authority and legal right to enter into, deliver and perform its respective obligations under this Warrant and the Registration Rights Agreement (together, the “Equity Agreements”) and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof and thereof. Each of the Equity Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Warrantholder, are in full force and effect and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing. This Warrant is duly authorized, validly issued, fully paid and nonassessable and has been issued in compliance with all Applicable Laws and is not subject to preemptive rights of any other stockholder of the Company, and is free and clear of all liens, except restrictions imposed by the Securities Act and this Warrant.

(B)            The execution, delivery and performance by the Company of the Equity Agreements and the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (including, for the avoidance of doubt, the issuance of this Warrant and the Warrant Shares), will not (A) (x) violate or conflict with any provision of its certificate of incorporation (or analogous organizational documents) or (y) result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or material assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”); (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan; (F) require the funding or acceleration of funding of any trust or other funding vehicle of the Company; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan, except, in the case of clauses (C) through (G), as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Section 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2022.

(C)            The authorized capital stock of the Company consists of (x) 454,000,000 shares of Common Stock of which, immediately prior to the execution hereof, 223,022,951 shares were issued and outstanding and no shares were held in treasury, and (y) 1,000,000 shares of preferred stock, $0.0001 par value per share, of which, immediately prior to the execution hereof, no shares were issued and outstanding. As of immediately prior to the execution hereof, the Company has (i) 17,882,046 shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (ii) 400,459 shares of Common Stock subject to issuance pursuant to service-based restricted stock units, (iii) 2,397,334 shares of Common Stock available for future issuance under the Company’s employee stock purchase plan, and (iv) 58,767,714 shares of Common Stock subject to issuance pursuant to outstanding warrants of the Company. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above or pursuant to this Warrant, there are no (A) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (B) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities, or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, excluding for the purposes hereof, any purchases of Equity Securities of the Company or any Affiliate pursuant to the Company Share Repurchase Plan pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act and any purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans, (D) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company, or (E) voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan, 2016 Performance Incentive Plan, and employee stock purchase plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and Applicable Law. The issuance of this Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately prior to the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals 6.63% of the outstanding shares of Common Stock on a fully diluted basis.

(D)            The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The NASDAQ Global Select Market, and the Company has not received any notice of deregistration or delisting from the Commission or The NASDAQ Global Select Market, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other governmental authority, or of The NASDAQ Global Select Market, preventing or suspending trading in the Common Stock of the Company has been issued, and no proceedings for such purpose are, to the Company’s knowledge, pending, contemplated or threatened. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The issuance of this Warrant and the Warrant Shares will be made in compliance with applicable rules and regulations of the Principal Trading Market and will not require any vote of the Company’s shareholders.

(E)            Since December 31, 2021, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act. The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any SEC Reports that are registration statements, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading), except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Warrant.

(F)            The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its consolidated subsidiaries sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules, regulations, and forms of the Commission, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize, and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to the Warrantholder prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Warrant, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(G)            The Company is eligible to register the resale of the Warrant Share to be issued to the Warrantholder pursuant to this Warrant under a Registration Statement on Form S-3 promulgated under the Securities Act.

(H)            Neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of this Warrant or the Warrant Shares, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in any applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of this Warrant or the Warrant Shares to be integrated with other offerings by the Company.

(I)            The Company is not now, and immediately after the consummation of the transactions contemplated hereunder, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii)            Covenants. The Company hereby covenants that, from the date hereof until the Expiration Time, Company shall use its reasonable best efforts to (i) maintain the listing of the Common Stock on the Principal Trading Market and (ii) maintain compliance in all material respects with all filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act, including (without limitation) to ensure that no such filings include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any such filing that is a registration statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading).

14.         Agreement to Comply with the Securities Act; Legend.

(i)            The Warrantholder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 14(i) and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Warrantholder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and except to the extent such Warrant Shares are otherwise permitted or required to be issued without such restrictive legend pursuant to the terms of this Warrant or the Registration Rights Agreement) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.”

(ii)            The initial Warrantholder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Securities Act or under any state or other applicable securities laws. The initial Warrantholder (a) acknowledges that it is acquiring this Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute this Warrant or the Warrant Shares to any person in violation of the Securities Act or any other applicable state securities laws, (b) will not sell, transfer, or otherwise dispose of any of this Warrant or the Warrant Shares, except in compliance with this Warrant and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e)(1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and the Warrant Shares, (2) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of an investment in this Warrant and the Warrant Shares and is able to afford a complete loss of such investment.

15.            Governing Law and Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submits to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort, or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction, improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action, or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant.

16.            Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

17.            Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by United Parcel Service or FedEx on an overnight basis, signature receipt required, one Business Day after mailing, (b) if sent by email, with a copy mailed on the same day (or next Business Day, if such day is not a Business Day) in the manner provided in clause (a) of this Section 18 when transmitted and receipt is confirmed, or (c) if otherwise personally delivered, when delivered with signature receipt required. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Clean Energy Fuels Corp.

Address:	4675 MacArthur Court, Suite 800

Newport Beach, California 92660

Attn:	Jim Sytsma, VP, General Counsel & Corporate Secretary

Email:	jim.sytsma@cleanenergyfuels.com

with a copy to (which copy alone shall not constitute notice):

Name:	O’Melveny & Myers LLP

Address:	610 Newport Center Drive, Suite 1700

Newport Beach, CA 92660

Attn:	Mark Peterson

Email:	mpeterson@omm.com

If to the Warrantholder, to:

Name:	Stonepeak CLNE-W Holdings LP

Address:	55 Hudson Yards, 550 West 34th, 48th Floor

New York, NY 10001

Attn:	Michael Bricker, Adrienne Saunders

Email:	legalandcompliance@stonepeak.com, bricker@stonepeak.com

with a copy to (which copy alone shall not constitute notice):

Name:	Vinson & Elkins L.L.P.

Address:	845 Texas Ave, Suite 4700

Houston, Texas 77002

Attn:	Jackson A. O’Maley; Benjamin Barron

Email:	jomaley@velaw.com; bbarron@velaw.com

19.            Entire Agreement. The Transaction Documents constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

20.            Specific Performance. The parties agree that failure of any party to perform its agreements and covenants under this Warrant, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated by this Warrant, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations under this Warrant, this being in addition to any other remedies to which the parties are entitled at law or equity.

21.            Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The sole liability of the Warrantholder under this Warrant shall be the applicable aggregate Exercise Price if and when this Warrant is exercised in part or in whole.

22.            Interpretation. When a reference is made in this Warrant to “Sections” or “Annexes” such reference shall be to a Section of, or Annex to, this Warrant unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. References to “herein,” “hereof,” “hereunder,” and the like refer to this Warrant as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Warrant. The headings contained in this Warrant are for reference purposes only and are not part of this Warrant. Whenever the words “include,” “includes,” or “including” are used in this Warrant, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Warrant, as this Warrant is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Warrant, all references to any statute, rule, or regulation are to the statute, rule or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December 12, 2023

CLEAN ENERGY FUELS CORP.

By:	/s/ Robert M. Vreeland
Name:	Robert M. Vreeland
Title:	Chief Financial Officer

[Signature Page to Warrant]

Acknowledged and Agreed

STONEPEAK CLNE-W HOLDINGS LP

By: Stonepeak Opportunities Fund Associates LP, its general partner

By: Stonepeak Opportunities Fund GP Investors LP, its general partner

By: Stonepeak GP Investors Holdings LP, its general partner

By: Stonepeak GP Investors Upper Holdings LP, its general partner

By: Stonepeak GP Investors Holdings Manager LLC, its general partner

By:	/s/ Michael Bricker
Name:	Michael Bricker
Title:	Senior Managing Director

[Signature Page to Warrant]

Annex A

[Form of Notice of Exercise]

Date:

TO:	Clean Energy Fuels Corp.

RE:	Election to Purchase Shares of Warrant Shares

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Warrant Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining Warrant Shares covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder. Capitalized terms used herein without definition are used as defined in the Warrant.

Number of Warrant Shares with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(i)(b)(ii) of the Warrant, if any):

Method of Payment of Exercise Price (note if Cashless Exercise or Cash Exercise, in either case in accordance with Section 3 of the Warrant):

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

A-1